UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York	10043
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.01	Terms Agreement, dated January 23, 2009, among Citigroup Inc. (the “Company”) andthe underwriters named therein, relating to the offer and sale of the Company's 2.125% Notes due April 30, 2012.

1.02	Terms Agreement, dated January 27, 2009, among the Company andthe underwriters named therein, relating to the offer and sale of the Company's 2.125% Notes due April 30, 2012.

1.03	Terms Agreement, dated January 23, 2009, among the Company andthe underwriter named therein, relating to the offer and sale of the Company's Floating Rate Notes due December 9, 2010.

1.04	Amendment to Global Selling Agency Agreement, dated January 23, 2009, among the Company, Citigroup Funding Inc., Citigroup Global Markets Inc., and Citigroup Global Markets Limited.

4.01	Form of Note for the Company's 2.125% Notes due April 30, 2012.

4.02	Form of Note for the Company's Floating Rate Notes due December 9, 2010.

4.03	Form of Medium-Term Registered Note, Series D, of Citigroup Funding Inc. (Floating or Indexed Rate).

4.04	Form of Medium-Term Registered Note, Series D, of Citigroup Funding Inc. (Fixed Rate).

4.05	First Supplemental Indenture, dated January 21, 2009, among the Company, Citigroup Funding Inc., and The Bank of New York Mellon, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009		CITIGROUP INC.

	By:	/s/ Charles E. Wainhouse
Charles E. Wainhouse
Assistant Treasurer